Exhibit 10.1

LIMITED DURATION WAIVER AGREEMENT AND AMENDMENT

This LIMITED DURATION WAIVER AGREEMENT AND AMENDMENT (this “Limited Duration Waiver Agreement”) is dated as of January 25, 2008, and is entered into by and among KIMBALL HILL, INC., an Illinois corporation (the “Borrower”), the Guarantors (defined below), the Lenders (defined below) signatory hereto, and HARRIS N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

RECITALS:

WHEREAS, the Borrower, the Guarantors party thereto from time to time (the “Guarantors”), the Lenders party thereto from time to time (the “Lenders”), the Administrative Agent, Bank of America, N.A., as the Syndication Agent, KeyBank National Association and Wachovia Bank, National Association, as the Co-Documentation Agents, and BMO Capital Markets and Banc of America Securities, LLC, as the Co-Lead Arrangers and the Joint Book Runners, have entered into that certain Amended and Restated Credit Agreement dated as of August 10, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; each capitalized term used herein and not otherwise defined shall have the meanings ascribed to such term in the Credit Agreement); and

WHEREAS, attached hereto (i) as Schedule 1 is a list of Defaults and Events of Default under the Credit Agreement of which senior management of the Borrower has knowledge as of the date hereof (the “Credit Agreement Defaults”), (ii) as Schedule 2 is a list of all breaches and defaults of the Borrower or any of the Guarantors that have occurred and are continuing under agreements evidencing or securing Indebtedness for Borrowed Money (other than under the Credit Agreement) and of which the senior management of the Borrower has knowledge (the “Borrowed Money Defaults”), and (iii) as Schedule 3 is a list of all written notices received by senior management of the Borrower of breaches and defaults that have occurred and are continuing of obligations of the Borrower or any of the Guarantors under material agreements (other than agreements covered by clauses (i) and (ii) of this paragraph) which, if not performed in accordance with the terms thereof, could reasonably be expected to result in a Material Adverse Effect (the “Material Agreement Defaults”); and

WHEREAS, the Borrower has asked the Lenders to temporarily waive their rights, remedies and options under the Credit Agreement as a consequence of the Credit Agreement Defaults and to amend certain provisions of the Credit Agreement, as set forth in this Limited Duration Waiver Agreement; and

WHEREAS, the Lenders are willing to temporarily waive the Credit Agreement Defaults, subject to the terms and conditions set forth in this Limited Duration Waiver Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION I. DEFINITIONS

1.1. The following terms used in this Limited Duration Waiver Agreement shall have the meanings set forth below:

“Borrowed Money Defaults” is defined in the recitals.

“Credit Agreement Defaults” is defined in the recitals.

“Effective Date” is defined in Section 6.3 hereof.

“Event of Termination” shall mean the earlier of (i) 5:00 p.m. (Chicago, Illinois time) on March 14, 2008 or (ii) if prior thereto, any of the following has occurred and is continuing and the Administrative Agent, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors:

(a)          the occurrence of any Default or Event of Default other than (i) the Credit Agreement Defaults, (ii) the Borrowed Money Defaults or (iii) the Material Agreement Defaults (unless, except in the case of the First Bank and Trust revolving credit loan dated as of February 28,2007 for the reasons set forth in Schedule 2), the agreement under which a Borrowed Money Defaults or a Material Agreement Defaults exists has been accelerated or remedies to enforce (through judicial process) the performance thereof have been commenced against the Borrower or one or more of the Guarantors);

(b)         the failure of the Borrower or any of the Guarantors to comply with any term, condition or covenant set forth in this Limited Duration Waiver Agreement;

(c)          any representation or warranty made by the Borrower or any of the Guarantors under this Limited Duration Waiver Agreement shall be false or materially misleading as of the date made or deemed remade; or

(d)         the date on which the Borrower, the Guarantors, the Administrative Agent and the Lenders enter into a modification of the Credit Agreement which expressly provides for a termination of this Limited Duration Waiver Agreement.

“Loan Party” means the Borrower and the Guarantors.

“Material Agreement Defaults” is defined in the recitals.

“Termination Date” means 5:00 p.m. (Chicago, Illinois time) on the date upon which an Event of Termination first occurs.

1.2. Unless the context of this Limited Duration Waiver Agreement requires otherwise, references to the plural include the singular, references to the singular include the plural and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Limited Duration Waiver Agreement refer to this Limited Duration Waiver Agreement as a whole and not to any particular provision hereof. Section, subsection and clause references herein are to this Limited Duration Waiver Agreement unless otherwise specified.

SECTION 2. DEFAULTS; AND AGREEMENT TO LIMITED WAIVER AND AUTHORIZATION

2.1. The Borrower and each of the Guarantors acknowledge and agree that the Credit Agreement Defaults have occurred and are continuing, and as a result thereof, the Lenders are entitled to exercise their rights, remedies and options against the Borrower, the Guarantors and the Collateral. The Borrower and each of the Guarantors acknowledge and agree that the exercise of such rights, remedies and options by the Lenders or the Administrative Agent on their behalf is not subject to any offsets or defenses by the Borrower or the Guarantors to their obligations under the Loan Documents, and that neither the Borrower nor the Guarantors have any claims or counterclaims against the Lenders or the Administrative Agent; provided, however, that if permitted under applicable law, the foregoing shall not affect the rights of third parties that are not Affiliates of the Borrower or the Guarantors from making derivative or independent claims against the Lenders or the Administrative Agent on behalf of the Borrower or the Guarantors or otherwise.

2.2. From and after the Effective Date until the existence of an Event of Termination, the Administrative Agent and the Lenders hereby agree to temporarily waive the Credit Agreement Defaults, subject to the terms of this Limited Duration Waiver Agreement. Upon the occurrence of an Event of Termination, the limited duration waivers set forth herein and the amendments set forth in Section 3.2 shall be void ab initio and the Credit Agreement Defaults shall be deemed to exist from and after January 5, 2008.

2.3. Except as expressly provided herein, the execution and delivery of this Limited Duration Waiver Agreement shall not: (a) constitute an extension or modification of the Credit Agreement or the other Loan Documents; (b) extend the terms of the Credit Agreement or the due date of any of the Obligations; or (c) give rise to any obligation on the part of the Administrative Agent or the Lenders to extend or modify any term or condition of the Credit Agreement or any of the other Loan Documents.

SECTION 3. AMENDMENTS AND MODIFICATIONS TO THE LOAN DOCUMENTS

Notwithstanding anything to the contrary set forth in the Credit Agreement or the other Loan Documents, the following provisions shall apply:

3.1. From and after the Effective Date:

(a)          The Revolving Credit Commitments are reduced to $400.0 million.

(b)         The Borrower shall have no right to require any Facility Increase.

3.2. From and after the Effective Date until the Termination Date:

(a)                                  All rights of the Borrower and the Guarantors under the Loan Documents that are restricted or prohibited during such time as a Default or Event of Default has occurred and is continuing shall, except as expressly set forth in this Section 3, be restricted or prohibited as if an Event of Default has occurred and is continuing from and after January 5, 2008.

(b)                                 Except as set forth in clause (h) below, Net Cash Proceeds of all Dispositions shall be deposited by the Borrower into a cash collateral account to be designated by the Administrative Agent and under the dominion and control of the Administrative Agent and such proceeds (or portions thereof) shall be, in the Administrative Agent’s sole discretion, (x) made available to the Borrower for general corporate purposes or (y) applied against outstanding Obligations in accordance with Section 3.1 of the Credit Agreement.

(c)                                  The Borrower is permitted to obtain a Borrowing in the form of advanced Loans only from the Effective Date and prior to an Event of Termination in the aggregate principal amount of $10.0 million. Additional advances of Loans in excess of $10.0 million, not to exceed an incremental $5.0 million in the aggregate shall be permitted if on or before January 3 I, 2008 the Borrower provides to the Administrative Agent a 13-week cash flow forecast in form reasonably satisfactory to the Administrative Agent and such forecast demonstrates that the Borrower has or thereafter will have additional liquidity needs, in which case, such additional advances of Loans will be made available to the Borrower, not to exceed an incremental $5.0 million in the aggregate (i.e. from the Effective Date and prior to an Event of Termination, $15.0 million in the aggregate) (it being understood that any portion of the Net Cash Proceeds deposited by the Borrower in the cash collateral account referred to above that are made available to the Borrower for the purpose set forth in clause (x) of Section 3.2 shall not reduce such $15.0 million aggregate amount).

(d)                                 No Letters of Credit in excess of $1.0 million shall be issued or extended and no Swing Loans shall be made (it being understood that advances of the $15.0 million aggregate amount set forth in Section 3.4 shall be reduced by the face amount of any Letters of Credit that are issued or extended and outstanding from and after the Effective Date and prior to an Event of Termination, as the case may be).

(e)                                  Notwithstanding the Credit Agreement Defaults, releases under the fourth sentence of clause (b) of Section 4.8 of the Credit Agreement may be made by the Administrative Agent in its reasonable discretion so long as no Default or Event of Default (other than the Credit Agreement Defaults) have occurred and are continuing.

(f)                                    Clause (b) of Section 7.1 of the Credit Agreement shall be amended to provide that “no Default or Event of Default (other than the Credit Agreement Defaults) shall have occurred and be continuing or would occur as a result of such Credit Event.”

(g)                                 No other Indebtedness shall be incurred by the Borrower or any of the Guarantors under clause (b), clause (d) (unless such Indebtedness is evidenced by one or more notes that have have been pledged to the Administrative Agent for the benefit of the Lenders and such notes have been delivered to the Administrative Agent), clause (g) or clause (h) of Section 8.7 of the Credit Agreement, and no Liens shall be granted by the Borrower with respect thereto.

(h)                                 Notwithstanding the Credit Agreement Defaults, the restrictions in Section 8.10 shall not apply to or operate to prevent the sales, conveyances, transfers or Dispositions permitted by clauses (a), (c) (but only if such Subsidiary is a Wholly-owned Subsidiary), (e), (f) (but only as to model Housing Units), or (h) of said Section or the mergers permitted by clause (b) of said Section (but only if such Subsidiary is a Wholly-owned Subsidiary and it being understood that such merger shall not extinguish the Borrower’s and Guarantor’s obligations under the Loan Documents); provided, however, that notwithstanding the foregoing, all Net Proceeds received by the Borrower under Section 1.8(b) of the Credit Agreement (other than amounts received in connection with sales and conveyances permitted under clause (a) of Section 8.10 of the Credit Agreement) shall be deposited by the Borrower into the account designated by the Administrative Agent pursuant to clause (b) of this Section 3.2 and held and applied as set forth in said clause (b).

(i)                                     The proviso in Section 8.20 of the Credit Agreement shall be amended to add “(other than the Credit Agreement Defaults)” after the word “exists” in such proviso.

(j)                                     For the fiscal quarters ending September 30, 2007 and December 31, 2007, the covenant levels in clauses (a), (b), (c), (e) and (f) of Section 8.22 of the Credit Agreement shall be amended to be the levels for such covenants set forth on Schedule 4. Clause (g) of Section 8.22 of the Credit Agreement shall be amended to provide that the Borrower shall not, at any time, permit Liquidity to be less than $1.0 million.

(k)                                  From and after the Effective Date through, but not including, the date on which an Event of Termination occurs, all Loans (other than existing Eurodollar Loans until the expiration of the relevant Interest Period) shall bear interest at the Base Rate.

(1)                                  Until the expiration of the relevant interest period, the Applicable Margin with respect to existing Eurodollar Loans shall be Level IV.

(m)                               From and after January 5, 2008, the Applicable Margin with respect to the Commitment Fee shall be Level IV.

(n)                                 The Borrower shall have no option to request that any Loans bear interest at a rate based upon the LIBOR Index Rate, and upon the expiration of the relevant Interest Period, all outstanding Eurodollar Loans shall automatically be converted to Base Rate Loans (and for purposes of Section 1.5 of the Credit Agreement, this Limited Duration Waiver Agreement shall constitute a notice by the Borrower that all outstanding Eurodollar Loans shall be so converted and that this notice is acceptable to the Administrative Agent).

(o)                                 Notwithstanding anything to the contrary set forth in Footnote I of the Form of Borrowing Base Certificate attached as Exhibit E to the Credit Agreement, if an Appraisal has not yet been completed under clause (b) of Section 4.7 of the Credit Agreement with respect to a Borrowing Base Property, the valuation of such Borrowing Base Property shall be that set forth in the most recent Borrowing Base Certificate delivered by the Borrower until the Appraised Value for such Borrowing Base Property is established under clause (a) of Section 5.1 of this Limited Duration Waiver Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In consideration of the limited agreement of Administrative Agent and the Lenders to temporarily waive the Credit Agreement Defaults as expressly set forth herein and to continue to fund the Revolving Loans and issue and participate in Letters of Credit as set forth in this Credit Agreement, each Loan Party hereby represents and warrants to Administrative Agent and the Lenders as follows:

4.1. The execution, delivery and performance of this Limited Duration Waiver Agreement by such Loan Party are within its power and have been duly authorized by all necessary action, and this Limited Duration Waiver Agreement constitutes a valid and legally binding agreement, enforceable against such Loan Party in accordance with its terms.

4.2. All Loan Documents to which such Loan Party is a party, including the Credit Agreement, constitute valid and legally binding obligations of such Loan Party, enforceable against such Loan Party in accordance with the terms thereof and each Loan Party hereby ratifies and reaffirms its obligations under each Loan Document which is applicable to or binding on such Loan Party.

4.3. Except as contemplated by this Limited Duration Waiver Agreement, neither any Loan Party nor any Subsidiary of any Loan Party is in violation in any respect of (a) any term of its charter, bylaws or other constitutive documents or (b) any term in any material agreement or other material instrument to which it is a party or by which it or any of its property may be bound, in each case where such violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.4. After giving effect to the provisions of this Limited Duration Waiver Agreement, the representations and warranties of the Borrower contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date, in which case they are true and correct as of such date, and disregarding any breaches or adverse effects arising out of the Credit Agreement Defaults, Borrowed Money Defaults or Material Agreement Defaults or any of the other matters expressly set forth in this Limited Duration Waiver Agreement); provided, however, that no Default or Event of Default exists other than the Credit Agreement Defaults.

4.5. Attached hereto (i) as Schedule 1 is a list of the Credit Agreement Defaults of which senior management of the Borrower has knowledge as of the date hereof, (ii) as Schedule 2 is a list of the Borrowed Money Defaults of which the senior management of the Borrower has knowledge as of the date hereof, and (iii) as Schedule 3 is a list of all Material Agreement Defaults.

SECTION 5. COVENANTS AND AGREEMENTS

5.1. In order to induce Administrative Agent and the Lenders to enter into this Limited Duration Waiver Agreement, the Borrower and each of the Guarantors covenant and agree as follows:

(a)          Updated Appraisals are being obtained for each of the Borrowing Base Properties, and to the extent that the methodology set forth in an updated Appraisal has been approved by the Borrower and the Administrative Agent, the Appraised Value set forth therein shall be that which is used for the Borrowing Base Property covered thereby in the Borrowing Base Certificate that is to be delivered from time to time after the Effective Date by the Borrower pursuant to clause (a) of Section 8.5 of the Credit Agreement.

(b)         On or before January 31, 2008, the Borrower shall deliver a 13-week cash flow forecast in form reasonably acceptable to the Administrative Agent.

(c)          On or before February 8, 2008, certain members of the Borrower’s senior management and the Borrower’s advisors shall be available for a telephone conference call to update the Administrative Agent and the Lenders on the Borrower’s cash flows and discuss generally the Borrower’s financial advisor’s business plan review process.

(d)         On or before February 29, 2008, the Borrower shall deliver to the Administrative Agent a report on the Borrower’s business plan in form and substance satisfactory to the Administrative Agent.

(e)          On or about March 7, 2008, certain members of the Borrower’s senior management and the Borrower’s financial and legal advisors shall be available for an in-person meeting with the Lenders and the Administrative Agent at a location designated by the Administrative Agent in Chicago, Illinois, at which meeting the Borrower and such advisors shall discuss the Borrower’s business plan and other issues as the Administrative Agent and the Lenders may reasonably request.

(f)            The Borrower shall continue to have engaged a financial consultant approved by the Lenders pursuant to terms reasonably acceptable to the Administrative Agent (it being understood that Alvarez & Marsal North America, LLC is acceptable to the Lenders) from and after the Effective Date through and including the date upon which an Event of Termination has occurred.

(g)         The Borrower shall cooperate with the Administrative Agent in its review of the Liens on the Collateral.

(h)         The running of any time period of statute of limitations shall be tolled during the period commencing on the Effective Date of this Limited Duration Waiver Agreement and ending on the Termination Date.

(i)             The acceptance by the Administrative Agent or any of the Lenders of any payments made by or on behalf of any Loan Party prior to or on or after the Termination Date, and the application of such payments by the Administrative Agent or the Lenders, shall not in any way be considered to be a cure of any Default or Event of Default (including the Credit Agreement Defaults), a discharge by any of the Loan Parties thereunder or with respect thereto, or an estoppel, acceptance of course of conduct or further waiver thereunder by the Lenders or the Administrative Agent on their behalf.

SECTION 6. MISCELLANEOUS

6.1. ACKNOWLEDGMENT OF OBLIGATIONS AND VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS. Except as expressly set forth herein, the Credit Agreement and other Loan Documents shall remain in full force and effect. Each Loan Party expressly acknowledges and agrees that:

(a)          as of January 14, 2008, the total aggregate outstanding amount of principal under the Credit Agreement with respect to the Revolving Loans, the Swing Loans and the Letters of Credit is $321,988,242.07 (the “Prior Loans Principal Amount”), and the Prior Loans Principal Amount has accrued, and continues to accrue, interest at the rates provided in the Credit Agreement;

(b)         the Credit Agreement, the other Loan Documents and the Obligations under the Loan Documents, including the Prior Loans Principal Amount, are valid and enforceable by Administrative Agent, the L/C Issuer and the Lenders, and each Loan Party expressly ratifies and reaffirms its obligations under the Credit Agreement and other Loan Documents to which it is a party, free and clear of all defenses, offsets, counterclaims and adjustments of any kind or nature; provided, however, that if permitted under applicable law, the foregoing shall not affect the rights of third parties that are not Affiliates of the Borrower or the Guarantors from making derivative or independent claims against the Lenders or the Administrative Agent on behalf of the Borrower or the Guarantors or otherwise; and

(c)          Each Loan Party agrees that it shall not dispute the validity or enforceability of the Credit Agreement and other Loan Documents or any of its obligations thereunder, or the validity, perfection, priority, enforceability or extent of Administrative Agent’s Lien against any item of Collateral. No Loan Party has any knowledge of any challenge to Administrative Agent’s or any Lender’s claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

6.2. EXPENSES. All reasonable fees and expenses of the Administrative Agent in connection with the Defaults, Events of Default, preparation of outlines of proposed terms and the execution and delivery of this Limited Duration Waiver Agreement shall be paid in full promptly after submission by the Administrative Agent of invoices (with reasonable back-up documentation), including, without limitation, the fees, costs and expenses of appraisers and counsel to the Administrative Agent.

6.3. CONDITIONS PRECEDENT. This Limited Duration Waiver Agreement shall become effective and be deemed effective as of January 5, 2008 until the existence of an Event of

Termination (the “Effective Date”), upon the occurrence of each of the following, to the satisfaction of Administrative Agent (or waived by the Administrative Agent in its sole discretion) on or before 5:00 pm (Chicago, Illinois time) on January 18, 2008:

(a)          The Administrative Agent shall have received counterparts of this Limited Duration Waiver Agreement, duly executed and delivered by the required parties hereto; and

(b)         The Administrative Agent shall have received, for the benefit of the Lenders that have delivered their executed counterpart to this Limited Duration Waiver Agreement on or before 5:00 pm (Chicago, Illinois time) on January 24, 2008, in accordance with their respective pro rata shares of the Revolving Credit Commitment (after giving effect to the reduction thereto on the Effective Date), a fee in the amount of twenty-five basis points times the principal amount of such Lender’s Revolving Credit Commitment, which fee shall be earned and due and payable on the date hereof, and after payment, such fee shall be non-refundable; and

(c)          The Administrative Agent shall have received such other information and documents as Administrative Agent may request, in form and substance reasonably satisfactory to Administrative Agent.

6.4. AMENDMENTS. No amendment or modification of any of the Loan Documents or the provisions of this Limited Duration Waiver Agreement shall be effective without the written agreement of Administrative Agent and, as applicable under Section 13.13 of the Credit Agreement, the Lenders or the Required Lenders, and no termination or waiver of any provision of this Limited Duration Waiver Agreement, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of Administrative Agent and, as applicable under Section 13.13 of the Credit Agreement, the Lenders or the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

6.5. DEFAULT WAIVER. The Administrative Agent’s and the Lenders’ failure, at any time or times hereafter, to require strict performance by Loan Parties with any provision or term of this Limited Duration Waiver Agreement shall not affect or diminish any right of Administrative Agent or the Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Administrative Agent and the Lenders of the Credit Agreement Defaults or any other Default or Event of Default shall not, except as expressly set forth herein, suspend, waive or affect the Credit Agreement Defaults or any other Default or Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in the Credit Agreement or any of the other Loan Documents, and no Default or Event of Default, shall be deemed to have been suspended or waived by Administrative Agent and the Lenders unless such suspension or waiver is in writing and signed by Administrative Agent and, as applicable under Section 13.13 of the Credit Agreement, the Lenders or the Required Lenders.

6.6. SOLE BENEFIT OF PARTIES. This Limited Duration Waiver Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or interest under or because of the existence of this Limited Duration Waiver Agreement.

6.7. TIME OF THE ESSENCE. Time shall be of the essence with respect to the performance by the Borrower and the Guarantors of all of their respective obligations under this Limited Duration Waiver Agreement.

6.8. SECTION TITLES. The section titles contained in this Limited Duration Waiver Agreement are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.

6.9. NO WAIVER; REMEDIES. No course of dealing between the Borrower or any Guarantor and Administrative Agent or any Lender and no delay or omission by Administrative Agent or the Lenders in exercising any right or remedy under this Limited Duration Waiver Agreement or the other Loan Documents or with respect to any Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Administrative Agent and the Lenders are cumulative.

6.10. SUCCESSORS AND ASSIGNS. The Administrative Agent, the Lenders and the Loan Parties, as used herein, shall include the successors or assigns of those parties, except that no Loan Party shall have the right to assign its rights hereunder or any interest herein.

6.11. FURTHER ASSURANCES. From time to time, each Loan Party shall take such action and execute and deliver to Administrative Agent such additional documents, instruments, certificates and agreements as Administrative Agent may reasonably request to effectuate the purposes of this Limited Duration Waiver Agreement and the other Loan Documents.

6.12. SEVERABILITY. The provisions of this Limited Duration Waiver Agreement are independent of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part. If any provision of this Limited Duration Waiver Agreement is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such provision or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor render prohibited or unenforceable such provision in any other jurisdiction.

6.13. ENTIRE AGREEMENT. This Limited Duration Waiver Agreement and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the Credit Agreement Defaults and supersede all prior negotiations, understandings and agreements between such parties with respect thereto.

6.14. RESOLUTION OF DRAFTING AMBIGUITIES. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Limited Duration Waiver Agreement, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

6.15. APPLICABLE LAW. THIS LIMITED WAIVER AGREEMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

6.16. WAIVER OF BOND. EACH LOAN PARTY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ADMINISTRATIVE AGENT OR ANY LENDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED 1N FAVOR OF ADMINISTRATIVE AGENT OR ANY LENDER OR TO ENFORCE BY SPECIFIC PERFORMANCE, ANY TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, OR THIS LIMITED WAIVER AGREEMENT.

6.17. CONSULTATION WITH COUNSEL. EACH LOAN PARTY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY ITS OWN LEGAL COUNSEL IN CONNECTION ITS EXECUTION OF THIS LIMITED WAIVER AGREEMENT AND THE OTHER LOAN DOCUMENTS, THAT IT HAS EXERCISED INDEPENDENT JUDGMENT WITH RESPECT TO THIS LIMITED WAIVER AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT IT HAS NOT RELIED ON ADMINISTRATIVE AGENT OR ANY LENDER OR ON ADMINISTRATIVE AGENT’S OR ANY LENDER’S COUNSEL FOR ANY ADVICE WITH RESPECT TO THIS LIMITED WAIVER AGREEMENT OR THE OTHER LOAN DOCUMENTS.

6.18. COUNTERPARTS. This Limited Duration Waiver Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Limited Duration Waiver Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by electronic mail transmission shall be deemed an original signature hereto.

6.19. LOAN DOCUMENT. This Limited Duration Waiver Agreement shall be deemed a Loan Document for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Limited Duration Waiver Agreement to be executed as of the date first set forth above, by their respective duly authorized officers.

“BORROWER”

KIMBALL HILL, INC., an Illinois corporation

By:	/s/ C. Kenneth Love
C. Kenneth Love
President and Chief Executive Officer

“GUARANTORS”

CACTUS HILLS, LLC
KIMBALL HILL HOMES TEXAS
INVESTMENTS, L.L.C.
KIMBALL HILL HOMES TEXAS
OPERATIONS, L.L.C.
KIMBALL HILL TEXAS INVESTMENT
COMPANY, L.L.C.
KIMBALL HILL FAR EAST DETROIT, LLC
KH FINANCIAL HOLDING COMPANY
KHH TEXAS TRADING COMPANY L.P.
KIMBALL HILL HOMES AUSTIN, L.P.
KIMBALL HILL HOMES CALIFORNIA, INC.
KIMBALL HILL HOMES DALLAS, L.P.
KIMBALL HILL HOMES FLORIDA, INC.
KIMBALL HILL HOMES HOUSTON, L.P.
KIMBALL HILL HOMES ILLINOIS, LLC
KIMBALL HILL HOMES NEVADA, INC.
KIMBALL HILL HOMES OHIO, INC.
KIMBALL HILL HOMES OREGON, INC.
KIMBALL HILL HOMES REALTY FLORIDA, INC.
KIMBALL HILL HOMES SAN ANTONIO, L.P.
KIMBALL HILL HOMES TEXAS, INC.
KIMBALL HILL HOMES WASHINGTON, INC.
KIMBALL HILL HOMES WISCONSIN, INC.
NATIONAL CREDIT AND GUARANTY
CORPORATION
RIVER OAKS REALTY, L.P.
18TH AND PEORIA, LLC
KIMBALL HILL URBAN CENTERS, L.L.C.
KIMBALL HILL URBAN CENTERS CHICAGO ONE, L.L.C.
KIMBALL HILL URBAN CENTERS CHICAGO TWO, L.L.C.
KIMBALL HILL STATEWAY, INC.
KIMBALL HILL BELLEVUE RANCH, LLC
KIMBALL HILL SHELDON LAKES, LLC
KIMBALL HILL VILLAGES, LLC
KH INGHAM PARK SOUTH, LLC
KH SRAV II, LLC
RIVER OAKS HOMES, LLP
PARKVIEW LIMITED PARTNERSHIP

RIVER POINTE LIMITED PARTNERSHIP
KIMBALL HILL CHADWICK FARMS
LIMITED PARTNERSHIP
KIMBALL HILL MARBELLA ESTATES
LIMITED PARTNERSHIP
INDIAN TRAILS LIMITED PARTNERSHIP
EDGEWATER LIMITED PARTNERSHIP
HUNTINGTON CHASE LIMITED
PARTNERSHIP
LEGEND LAKES LIMITED PARTNERSHIP
WATERFORD LIMITED PARTNERSHIP
WHISPERING MEADOW LIMITED
PARTNERSHIP
WHITE OAK LIMITED PARTNERSHIP
KIMBALL MOUNTAIN FIRST LIMITED
PARTNERSHIP
GABLES AT HIDDENBROOK LIMITED
PARTNERSHIP
PARK SHORE, L.L.C.
KIMBALL HILL URBAN CENTERS SPECIAL PURPOSES, L.L.C.
TERRAMINA, LLC

By:	/s/ C. Kenneth Love
C. Kenneth Love
Vice Chairman

EAST LAKE PARK, INC.

By:	/s/ David K. Hill
David K. Hill
President

KIMBALL HILL TX PROPERTIES, LLC

By:	Kimball Hill Homes Houston, L.P., its manager

	By:	/s/ C. Kenneth Love
C. Kenneth Love
Vice Chairman

THE HAMILTON PLACE PARTNERSHIP

By:	Kimball Hill Homes Illinois, LLC, its general partner

	By:	/s/ C. Kenneth Love
C. Kenneth Love
Vice Chairman

“ADMINISTRATIVE AGENT”

HARRIS N.A., in its capacity as the Administrative Agent for the Lenders

By:	/s/ James A. Jerz
Name:	James A. Jerz
Title:	Vice President

Associated Bank National Association, as a Lender

By:	/s/ Robert J. Burda
Name:	Robert J. Burda
Title:	Vice President

Bank of America, N.A. and LaSalle Bank, N.A., as a Lender

By:	/s/ Patricia A. Provrazno
Name:	Patricia A. Provrazno
Title:	Senior Vice President

BANK OF THE WEST, as a Lender

By:	/s/ William C. Weatherby
Name:	WILLIAM C. WEATHERBY
Title:	Vice President

CITIBANK, N.A. formerly known as
CITIBANK TEXAS, N.A., as a Lender

By:	/s/ William L. Kinard
Name:	William L. Kinard
Title:	Vice President

Comerica Bank, as a Lender

By:	/s/ Charles Weddell
Name:	Charles Weddell
Title:	Vice President

Compass Bank, as a Lender

By:	/s/ Johanna Duke Paley
Name:	Johanna Duke Paley
Title:	Senior Vice President

Fifth Third Bank, as a Lender

By:	/s/ Thomas W. O’Connell
Name:	Thomas W. O’Connell
Title:	Vice President

FRANKLIN BANK, SSB, as a Lender

By:	/s/ Sherry K. Day
Name:	Sherry K. Day
Title:	Senior Vice President

Address:
9800 Richmond Ave, #680
Houston, TX 77042
Attention:	Sherry K. Day
Telecopy:	(713) 343-8160
Telephone:	(713) 339-8943

Harris N.A., as a Lender

By:	/s/ James A. Jerz
Name:	James A. Jerz
Title:	Vice President

JP Morgan Chase, as a Lender

By:	/s/ Randall B. Durant
Name:	RANDALL B. DURANT
Title:	SENIOR VICE PRESIDENT

Key Bank NA, as a Lender

By:	/s/ Nathan Weyen
Name:	Nathan Weyen
Title:	VP

MB FINANCIAL BANK, as a Lender

By:	/s/ Gary Pleickhardt
Name:	GARY PLEICKHARDT
Title:	VICE PRESIDENT

National City, as a Lender

By:	/s/ Todd R. Olsen
Name:	TODD R. OLSEN
Title:	VP

RBS Citizens NA, successor by merger to Charter
One Bank NA as a Lender

By:	/s/ Christopher G. Daniel
Name:	Christopher G. Daniel
Title:	Vice President

Wachovia Bank, National Association, as a Lender

By:	/s/ Maurice M. Ryan
Name:	Maurice M. Ryan
Title:	Senior Vice President

SCHEDULE 1

CREDIT AGREEMENT DEFAULTS

1.               The Borrower has not provided the Administrative Agent and the Lenders with the certificate of the Borrowing Base as of December 31, 2007 as required by Section 8.5(a) of the Credit Agreement(with notice thereof to the Borrower either not being required under clause (c) of Section 9.1 of the Credit Agreement or, if required thereunder, such notice having been received by the Borrower or such requirement of such notice having been waived by the Borrower), and as a consequence thereof, an Event of Default has occurred and is continuing under clause (c) of Section 9.1 of the Credit Agreement.

2.               The Borrower has not provided the Administrative Agent and the Lenders with the information regarding Liquidity forecasts as required by Section 8.5(b) of the Credit Agreement and, as a consequence thereof, an Event of Default has occurred and is continuing under clause (c) of Section 9.1 of the Credit Agreement (with notice thereof to the Borrower not being required under clause (c) of Section 9.1 of the Credit Agreement or, if required thereunder, such notice having been received by the Borrower or such requirement of such notice being waived by the Borrower).

3.               The Borrower has not provided the Administrative Agent and the Lenders with certifications regarding the information required by Section 8.5(c) of the Credit Agreement (with notice thereof to the Borrower either not being required under clause (c) of Section 9.1 of the Credit Agreement or, if required thereunder, such notice having been received by the Borrower or such requirement of such notice having been waived by the Borrower), and, as a consequence thereof, an Event of Default has occurred and is continuing under clause (c) of Section 9.1 of the Credit Agreement.

4.               The Borrower has not provided the Administrative Agent and the Lenders with unaudited quarterly financial information for its historical fiscal quarters ended September 30 (with notice thereof to the Borrower either not being required under clause (c) of Section 9.1 of the Credit Agreement or, if required thereunder, such notice having been received by the Borrower or such requirement of such notice having been waived by the Borrower) and, as a consequence thereof, an Event of Default has occurred and is continuing under clause (c) of Section 9.1 of the Credit Agreement.

5.               The Borrower has not provided the Administrative Agent and the Lenders with the written statements required by Section 8.5(f) of the Credit Agreement (with notice thereof to the Borrower either not being required under clause (c) of Section 9.1 of the Credit Agreement or, if required thereunder, such notice having been received by the Borrower or such requirement of such notice having been waived by the Borrower) and, as a consequence thereof, an Event of Default has occurred and is continuing under clause (c) of Section 9.1 of the Credit Agreement.

6.               The Borrower has not provided the Administrative Agent and the Lenders with the written statements required by Section 8.5(h) (with notice thereof to the Borrower either not being required under clause (c) of Section 9.1 of the Credit Agreement or, if required thereunder, such notice having been received by the Borrower or such requirement of such notice having been waived by the Borrower) and, as a consequence thereof, an Event of Default has occurred and is continuing under clause (c) of Section 9.1 of the Credit Agreement.

7.               The Borrower has not provided the Administrative Agent and the Lenders with the information required by Section 8.5(i) of the Credit Agreement for its fiscal year ending September 30, 2008 (with notice thereof to the Borrower either not being required under clause (c) of Section 9.1 of the Credit Agreement or, if required thereunder, such notice having been received by the Borrower or such requirement of such notice having been waived by the Borrower) and, as a consequence thereof, an Event of Default has occurred and is continuing under clause (c) of Section 9.1 of the Credit Agreement.

8.               The Borrower has not provided the Administrative Agent and the Lenders with the information required by Section 8.5(n) of the Credit Agreement (with notice thereof to the Borrower either not being required under clause (c) of Section 9.1 of the Credit Agreement or, if required thereunder, such notice having been received by the Borrower or such requirement of such notice having been waived by the Borrower) and, as a consequence thereof, an Event of Default has occurred and is continuing under clause (c) of Section 9.1 of the Credit Agreement.

9.               The Borrower has failed to timely notify the Administrative Agent and the Lenders of some or all of the Credit Agreement Defaults pursuant to Section 8.5(k) or otherwise (with notice thereof to the Borrower either not being required under clause (c) of Section 9.1 of the Credit Agreement or, if required thereunder, such notice having been received by the Borrower or such requirement of such notice having been waived by the Borrower) and, as a consequence thereof, an Event of Default has occurred and is continuing under clause (b) of Section 9.1 of the Credit Agreement.

10.         The Borrower has not provided the Administrative Agent and the Lenders with the certificate required by Section 8.5(m) in respect of its September 30, 2007 financial statements (with notice thereof to the Borrower either not being required under clause (c) of Section 9.1 of the Credit Agreement or, if required thereunder, such notice having been received by the Borrower or such requirement of such notice having been waived by the Borrower) and, as a consequence thereof, an Event of Default has occurred and is continuing under clause (c) of Section 9.1 of the Credit Agreement.

11.         The Borrower has entered into agreements in the ordinary course of business with providers of surety bonds that may have resulted or may in the future result in the creation of a Lien on Property of the Borrower and the related filing of UCC financing statements in violation of  Section 8.8 of the Credit Agreement, and, as a consequence thereof, (x) if such a Lien has been created on the Property of the Borrower (with notice thereof to the Borrower either not being required under clause (d) of Section 9.1 of the Credit Agreement or, if required thereunder, such notice having been received by the Borrower or such requirement of such notice having been waived by the Borrower) an Event of Default has occurred and is continuing and (y) if a Lien may in the future result in the creation of a Lien on the Property of the Borrower, a Default may have occurred and may be continuing under clause (d) of Section 9.1 of the Credit Agreement.

12.         Due to the existence of some or all of the Credit Agreement Defaults and the other matters expressly contemplated by this Waiver Agreement, the Borrower may have breached certain representations in connection with previous advances, continuations and conversions of Loans and, if such breach has occurred, an Event of Default has occurred and is continuing under clause (e) of Section 9.1 of the Credit Agreement.

13.         The Borrower has (i) breached one of more of the covenants in Section 8.22 of the Credit Agreement for the fiscal quarter ending September 30, 2007, (ii) breached one of more of the covenants in Section 8.22 of the Credit Agreement for the fiscal quarter ending December 31, 2007 and (iii) breached clause (g) of Section 8.22, and will continue to fail to satisfy such clause (iii) until the Termination Date, and as a consequence thereof, an Event of Default has occurred and is continuing under clause (b) of Section 9.1 of the Credit Agreement.

14.         The Borrower has not complied with Section 8.7(d) with respect to Special Project Subsidiaries of the Credit Agreement and, as a consequence thereof, an Event of Default has occurred and is continuing under clause (b) of Section 9.1 of the Credit Agreement.

15.         The Borrower has not complied with Section 8.7(h) or Section 8.9(j) of the Credit Agreement, and will continue to fail to satisfy Section 8.7(h) and Section 8.9(j) until the Termination Date, due to recent reductions in Tangible Net Worth and, as a consequence thereof, an Event of Default has occurred and is continuing under clause (b) of Section 9.1 of the Credit Agreement.

16.         The Borrower is a Guarantor under the Credit Agreement (the “Kyle Canyon Credit Agreement”), dated as of July 20, 2005, by and among Kyle Acquisition Group, LLC (“Kyle Canyon”), a Nevada limited liability company, Wachovia Bank, National Association, as Administrative Agent (the “Kyle Canyon Administrative Agent”), LaSalle Bank National Association, National City Bank and The Royal Bank of Scotland PLC, as Documentation Agents, and Wachovia Capital Markets, LLC, as Sole Bookrunner and Sole Lead Arranger (as amended, “Kyle Canyon Credit Agreement”).  In connection with the Kyle Canyon Credit Agreement, the Borrower provided a pro rata Repayment Guaranty and certain related performance and limited guarantees (the “Kyle Canyon Guaranty”) in favor of the Kyle Canyon Administrative Agent.  It constitutes an “Event of Default” under Section 9.01(m) of the Kyle Canyon Credit Agreement if the Borrower, as a Guarantor thereunder, does not meet its Parent Guarantor Financial Covenants (as defined in the Kyle Canyon Credit Agreement), which currently are the same covenants set forth in Section 8.22 of the Credit Agreement.  The Kyle Canyon Administrative Agent has not provided Kyle Canyon or the Borrower with notice of this “Event of Default” under Section 9.01(m) of the Kyle Canyon Credit Agreement; however, such “Event of Default,” if not cured as set forth in the Kyle Canyon Credit Agreement, could result in the acceleration of obligations under the Kyle Canyon Credit Agreement and the related Kyle Canyon Guaranty and, as a consequence of such acceleration, if the Administrative Agent, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors, an Event of Termination shall exist.

17.         Section 21(a) of the Kyle Canyon Guaranty requires that the Borrower deliver to the Kyle Canyon Administrative Agent its audited annual financial statements without a “going concern” qualification.  Breach of such covenant constitutes an “Event of Default” under the Kyle Canyon Credit Agreement, and, if not cured as set forth in the Kyle Canyon Credit Agreement, could result in the acceleration of obligations under the Kyle Canyon Credit Agreement and the related Kyle Canyon Guaranty.  As a consequence of any such acceleration, if the Administrative Agent, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors, an Event of Termination shall exist.

18.         The Kyle Canyon Administrative Agent has sent Kyle Canyon notice that defaults exist under the Kyle Canyon Credit Agreement, including as a result of non-compliance with (a) Section 5.01 (“Performance and Completion of Project”), (b) Section 5.07 (“Compliance With Agreements”), (c) Section 6.01 (“Financial Statements and Other Information”) and (d) Section 6.02 (“Notice of Material Events”). In addition, the notice of default asserted that Kyle Canyon was in default of Section 9.01(m) of the Kyle Canyon Credit Agreement, due to certain cessations of the construction of Improvements (as defined therein).  The 9.01(m) default and breach of the Section 5.01 obligations constitute an Event of Default for which no cure period exists, and which could result in the acceleration of obligations under the Kyle Canyon Credit Agreement and the related Kyle Canyon Guaranty.  In addition, the Sections 5.07, 6.01 and 6.02 defaults, if not cured as set forth in the Kyle Canyon Credit Agreement, could result in the acceleration of obligations under the Kyle Canyon Credit Agreement and the related Kyle Canyon Guaranty.  As a consequence of any such acceleration, if the Administrative Agent, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors, an Event of Termination shall exist.

19.         The Borrower is a Guarantor under the Amended & Restated Credit Agreement (the “South Edge Credit Agreement”), dated as of March 9, 2007, by and among South Edge, LLC, a Delaware limited liability company, JPMorgan Chase Bank, N.A., as Administrative Agent (the “South Edge Administrative Agent”), The Royal Bank of Scotland PLC, as Documentation Agent, and J.P. Morgan Securities Inc. as Sole Bookrunner and Sole Lead Arranger (as amended, the “South Edge Credit Agreement”).  In connection with the South Edge Credit Agreement, the Borrower provided a Repayment Guaranty (the “South Edge Guaranty”) in favor of the South Edge Administrative Agent.   In connection with the South Edge Credit Agreement, the Borrower provided a pro rata Repayment Guaranty and certain related performance and limited guarantees (the “South Edge Guaranty”) in favor of the South Edge Administrative Agent.  It constitutes an “Event of Default” under Section 9.01(m) of the South Edge Credit Agreement if the Borrower, as a Guarantor thereunder, does not meet its Parent Guarantor Financial Covenants (as defined in the South Edge Credit Agreement), which currently are the same covenants set forth in Section 8.22 of the Credit Agreement.  On January 22, 2008, the South Edge Administrative Agent provided South Edge with notice of this “Event of Default” under Section 9.01(m) of the South Edge Credit Agreement.  Such “Event of Default,” if not cured as set forth in the South

Edge Credit Agreement, could result in the acceleration of obligations under the South Edge Credit Agreement and the related South Edge Guaranty.  As a consequence thereof, if the Administrative Agent, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors, an Event of Termination shall exist.

20.         Section 21(a) of the South Edge Guaranty requires that the Borrower deliver to the South Edge Administrative Agent its audited annual financial statements without a “going concern” qualification.  Breach of such covenant constitutes an “Event of Default” under the South Edge Credit Agreement, and, if not cured as set forth in the South Edge Credit Agreement, could result in the acceleration of obligations under the South Edge Credit Agreement and the related South Edge Guaranty.  As a consequence of any such acceleration, if the Administrative Agent, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors, an Event of Termination shall exist.

21.         The Borrower is a Guarantor under the Amended and Restated Development Loan Agreement (the “SRAV Loan “), dated October 31, 2007 between KH SRAV I, LLC and Wachovia Bank, N.A.  Pursuant to Section 5.3 and Rider A of the related Amended and Restated Guaranty (the “SRAV Guaranty”), the Borrower, as Guarantor, must meet the obligations set forth under Section 8.22 of the Credit Agreement.  Failure to meet the obligations set forth in Section 5.3 and Rider A of the SRAV Guaranty constitute an “Event of Default” under Section 6.1(b) and (c) of the SRAV Loan.  In addition, under Section 6.1(c) and (x) of the SRAV Loan, certain of the Credit Agreement Defaults (including failure to comply with corresponding reporting requirements under the SRAV Guaranty) and the Borrowed Money Defaults constitute an “Event of Default” under the SRAV Loan, which in turn, constitutes a Credit Agreement Default.  As a consequence thereof, if the Administrative Agent, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors, an Event of Termination shall exist.

22.         The repurchase of the Borrower’s common stock from Mr. Eugene Rowehl is a breach of Section 8.9(k) and, as a consequence thereof, an Event of Default has occurred and is continuing under clause (b) of Section 9.1.  Such repurchase may have been a Default under Section 8.12 of the Credit Agreement to the extent that a Default existed at the time of such repurchase, in which case, an Event of Default has occurred and is continuing under clause (b) of Section 9.1 of the Credit Agreement.

23.         The Borrower’s retention of $5,000,000 per year of Net Cash Proceeds from Dispositions pursuant to Section 1.9(b) may have been an Event of Default under the Credit Agreement to the extent that a Default existed at the time of such Disposition or Dispositions, in which case, an Event of Default has occurred and is continuing under clause (b) of Section 9.1 of the Credit Agreement.

24.         Any item set forth in Schedule 2 or Schedule 3 is hereby incorporated by reference into this Schedule 1.

SCHEDULE 2

BORROWED MONEY DEFAULTS

1.               The Borrower is a Guarantor under the Kyle Canyon Credit Agreement.  In connection with the Kyle Canyon Credit Agreement, the Borrower provided the Kyle Canyon Guaranty in favor of the Kyle Canyon Administrative Agent.  It constitutes an “Event of Default” under Section 9.01(m) of the Kyle Canyon Credit Agreement if the Borrower, as a Guarantor thereunder, does not meet its Parent Guarantor Financial Covenants (as defined in the Kyle Canyon Credit Agreement), which currently are the same covenants set forth in Section 8.22 of the Credit Agreement.  The Kyle Canyon Administrative Agent has not provided Kyle Canyon or the Borrower with notice of this “Event of Default” under Section 9.01(m) of the Kyle Canyon Credit Agreement; however, such “Event of Default,” if not cured as set forth in the Kyle Canyon Credit Agreement, could result in the acceleration of obligations under the Kyle Canyon Credit Agreement and the related Kyle Canyon Guaranty and, as a consequence of such acceleration, if the Administrative Agent, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors, an Event of Termination shall exist.

2.               The Kyle Canyon Administrative Agent has sent Kyle Canyon notice that defaults exist under the Kyle Canyon Credit Agreement, including as a result of non-compliance with (a) Section 5.01 (“Performance and Completion of Project”), (b) Section 5.07 (“Compliance With Agreements”), (c) Section 6.01 (“Financial Statements and Other Information”) and (d) Section 6.02 (“Notice of Material Events”). In addition, the notice of default asserted that Kyle Canyon was in default of Section 9.01(m) of the Kyle Canyon Credit Agreement, due to certain cessations of the construction of Improvements (as defined therein).  The 9.01(m) default and breach of the Section 5.01 obligations constitute an Event of Default for which no cure period exists, and which could result in the acceleration of obligations under the Kyle Canyon Credit Agreement and the related Kyle Canyon Guaranty.  In addition, the Sections 5.07, 6.01 and 6.02 defaults, if not cured as set forth in the Kyle Canyon Credit Agreement, could result in the acceleration of obligations under the Kyle Canyon Credit Agreement and the related Kyle Canyon Guaranty.  As a consequence of any such acceleration, if the Administrative Agent, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors, an Event of Termination shall exist.

3.               Section 21(a) of the Kyle Canyon Guaranty requires that the Borrower deliver to the Kyle Canyon Administrative Agent its audited annual financial statements without a “going concern” qualification.  Breach of such covenant constitutes and “Event of Default” under the Kyle Canyon Credit Agreement, and, if not cured as set forth in the Kyle Canyon Credit Agreement, could result in the acceleration of obligations under the Kyle Canyon Credit Agreement and the related Kyle Canyon Guaranty.  As a consequence of any such acceleration, if the Administrative Agent, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors, an Event of Termination shall exist.

4.               The Borrower is a Guarantor under the South Edge Credit Agreement.  In connection with the South Edge Credit Agreement, the Borrower provided the South Edge Guaranty in favor of the South Edge Administrative Agent.   In connection with the South Edge Credit Agreement, the Borrower provided the South Edge Guaranty in favor of the South Edge Administrative Agent.  It constitutes an “Event of Default” under Section 9.01(m) of the South Edge Credit Agreement if the Borrower, as a Guarantor thereunder, does not meet its Parent Guarantor Financial Covenants (as defined in the South Edge Credit Agreement), which currently are the same covenants set forth in Section 8.22 of the Credit Agreement.  On January 22, 2008, the South Edge Administrative Agent provided South Edge with notice of this “Event of Default” under Section 9.01(m) of the South Edge Credit Agreement.  Such “Event of Default,” if not cured as set forth in the South Edge Credit Agreement, could result in the acceleration of obligations under the South Edge Credit Agreement and the related South Edge Guaranty.  As a consequence of any such acceleration, if the Administrative Agent, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors, an Event of Termination shall exist.

5.               Section 21(a) of the South Edge Guaranty requires that the Borrower deliver to the South Edge Administrative Agent its audited annual financial statements without a “going concern” qualification.  Breach of such covenant constitutes and “Event of Default” under the South Edge Credit Agreement.  Breach of such covenant constitutes and “Event of Default” under the South Edge Credit Agreement, and, if not cured as set forth in the South Edge Credit Agreement, could result in the acceleration of obligations under the South Edge Credit Agreement and the related South Edge Guaranty.  As a consequence of any such acceleration, if the Administrative Agent, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors, an Event of Termination shall exist.

6.               The Borrower is a Guarantor under the SRAV Loan.  Pursuant to Section 5.3 and Rider A of the SRAV Guaranty, the Borrower, as Guarantor, must meet the obligations set forth under Section 8.22 of the Credit Agreement.  Failure to meet the obligations set forth in Section 5.3 and Rider A of the SRAV Guaranty constitute and “Event of Default” under Section 6.1(b) and (c) of the SRAV Loan.  In addition, under Section 6.1(c) and (x) of the SRAV Loan, certain of the Credit Agreement Defaults (including failure to comply with corresponding reporting requirements under the SRAV Guaranty) and the Borrowed Money Defaults constitute an “Event of Default” under the SRAV Loan, which in turn, constitutes a Credit Agreement Default.  As a consequence thereof, if the Administrative Agent, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors, an Event of Termination shall exist.

7.               The Borrower is a Guarantor under the Loan Agreement (the “First Bank Loan”), dated as of January 5, 2002, by and between Kimball Hill Homes Texas, Inc. and First Bank & Trust, a California state bank (“First Bank”).  Under Section 6.01(B) of the First Bank Loan, the Credit Agreement Defaults and the Borrowed Money Defaults constitute an “Event of Default” thereunder.  As a consequence of such “Event of Default,” First Bank may accelerate amounts due under the First Bank Loan.  The total availability under the First Bank Loan Agreement is $1,900,000.  On January 15, 2008, the Company received notice from First Bank of First Bank’s intention to accelerate obligations under the First Bank Loan on January 25, 2008 if the pending defaults under the Credit Agreement were not cured.

8.               Any item set forth in Schedule 1 or Schedule 3 are hereby incorporated by reference into this Schedule 2.

SCHEDULE 3

MATERIAL AGREEMENT DEFAULTS

1.               The failure by the Borrower, as Guarantor under the Kyle Canyon Credit Agreement, to meet Parent Guarantor Financial Covenants set forth in the Kyle Canyon Credit Agreement constitutes an “Event of Default” under Section 11.1.12 of Kyle Canyon’s Operating Agreement.  If such an “Event of Default” occurs, the remedies under the Kyle Canyon Operating Agreement would constitute an Event of Default under the Credit Agreement.  A potential remedy under the Kyle Canyon Operating Agreement would be for the Kyle Canyon members or Kyle Canyon to purchase Kimball Hill Homes Nevada, Inc.’s (“Kimball Hill Nevada”) (the Borrower’s subsidiary and a Guarantor under the Credit Agreement) interest in Kyle Canyon at a price equal to 80% of Kimball Hill Nevada’s capital contributions, which would constitute an Event of Default under Section 8.7 of the Credit Agreement.  As a consequence thereof, if the Administrative Agent, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors, an Event of Termination shall exist.

2.               The failure by the Borrower, as Guarantor under the South Edge Credit Agreement, to meet its Parent Guarantor Financial Covenants set forth in the South Edge Credit Agreement constitutes an “Event of Default” under Section 11.1.12 of South Edge’s Operating Agreement. If such an “Event of Default” occurs, the remedies under the South Edge Canyon Operating Agreement would constitute an Event of Default under the Credit Agreement.  A potential remedy under the South Edge Operating Agreement would be for the South Edge members or South Edge to purchase Kimball Hill Nevada’s interest in South Edge at a price equal to 80% of Kimball Hill Nevada’s capital contributions, which would constitute an Event of Default under Section 8.7 of the Credit Agreement.  As a consequence thereof, acting at the direction of the Required Lenders, terminates the Limited Duration Waiver Agreement by giving notice to the Borrower and the Guarantors, an Event of Termination shall exist.

3.               Any item set forth in Schedule 1 or Schedule 2 are hereby incorporated by reference into this Schedule 3.